UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2016

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2016, each of HR Venture Properties I LLC, HR Parkland LLC, HR Thompson Bridge LLC and HR Heritage Station LLC, which are wholly-owned subsidiaries of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), entered into a contract (together, the “Purchase Contracts”) with New Market Properties, LLC (the “Purchaser”), to sell the Grocery-Anchored Portfolio. The Grocery-Anchored Portfolio consists of eight grocery-anchored shopping centers located in four states primarily in the southeastern United States. The Purchaser is not affiliated with Hines REIT or its affiliates.

The net contract sales price for the Grocery-Anchored Portfolio is expected to be approximately $210.0 million in aggregate, exclusive of transaction costs and closing prorations. Hines REIT has the option to exclude from the sale of the Grocery-Anchored Portfolio a shopping center called Champions Village, located in Houston, Texas (the “Champions Village Property”) at any time prior to September 22, 2016. If Hines REIT exercises its right to exclude the Champions Village Property from the sale, then the net contract sales price of the Grocery-Anchored Portfolio will decrease to reflect the exclusion of that property. Hines REIT expects the closing of the Grocery-Anchored Portfolio, excluding the Champions Village Property, to occur in August 2016, subject to a number of closing conditions. However, the closing date can be extended under certain circumstances by an additional 30 days by either party to the Purchase Contracts. Further, should Hines REIT not exercise its option to exclude the Champions Village Property from the sale of the Grocery-Anchored Portfolio to the Purchaser, it would expect to close the sale of the Champions Village Property no later than November 2016. The Purchaser will fund an initial earnest money deposit in the sum of $10.0 million by June 28, 2016 and will be required to fund an additional $10.0 million deposit on July 12, 2016, provided the Purchase Contracts remain in effect through that date. There is no guarantee that this sale will be consummated.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the properties described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions might not be satisfied, the risk associated with the possibility that the Purchaser may determine not to close on the acquisition, and other risks described in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

June 28, 2016	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer